                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant / /

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                AON CORPORATION
    ----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                AON CORPORATION
    ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     (5) Total fee paid:

         -----------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

         -----------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

         -----------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

         -----------------------------------------------------------------------

     (3) Filing party:

         -----------------------------------------------------------------------

     (4) Date filed:

         -----------------------------------------------------------------------

                                AON CORPORATION
--------------------------------------------------------------------------------

              Notice of Annual Meeting of Holders of Common Stock
               and Series C Preferred Stock . . . April 19, 1996
--------------------------------------------------------------------------------

To the Stockholders of

     AON CORPORATION

     NOTICE IS HEREBY GIVEN that the annual meeting of the holders of shares of Common Stock and Series C Preferred Stock of Aon Corporation will be held on Friday, April 19, 1996, at 10:00 A.M., at The First Chicago Center, One First National Plaza, Chicago, Illinois, for the following purposes:

     1. To elect directors pursuant to the By-Laws.

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year 1996.

     3. To transact such other business as may properly come before the meeting.

     The close of business on February 28, 1996, has been fixed as the record date for the determination of stockholders entitled to vote at the stockholders' meeting. Only those stockholders of record at the close of business on such date will be entitled to vote at the meeting.

                                          Aon Corporation

                                          /S/ ARTHUR F. QUERN
                                          ---------------------------------
                                          Arthur F. Quern
                                          Corporate Secretary

March 9, 1996

                                AON CORPORATION
                             123 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

--------------------------------------------------------------------------------

                                PROXY STATEMENT
              FOR ANNUAL MEETING OF STOCKHOLDERS ON APRIL 19, 1996
--------------------------------------------------------------------------------

     The annual meeting of the stockholders of Aon Corporation (the "Company") will be held at The First Chicago Center, One First National Plaza, Chicago, Illinois, at 10:00 A.M. on April 19, 1996. This Proxy Statement is being sent to each holder of the issued and outstanding shares of the Company's Common Stock ("Common Shares") and each holder of the issued and outstanding shares of the Company's Series C Cumulative Preferred Stock ("Preferred Shares" and, together with the Common Shares, the "Shares") entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995, including financial statements, is being mailed to stockholders, together with this Proxy Statement, beginning on or about March 9, 1996. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is made.

     We hope that you will be present at the meeting. If you cannot attend, please complete, sign and send to us the enclosed proxy in the accompanying envelope so that your shares will be represented. The envelope is addressed to the Company and requires no postage if mailed from within the United States. You may revoke your proxy at any time before it is voted at the meeting. Each proxy duly executed and received prior to the meeting will be voted according to its terms. Stockholders who receive more than one proxy card--due to the existence of multiple Common Share accounts--should sign and return all proxies received in order to be sure that all shares so owned are voted.

     If no direction as to the manner of voting the proxy is made, the proxy will be voted in accordance with the recommendations of the Board of Directors set forth herein.

     The Company will bear the cost of the preparation and solicitation of proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy material to beneficial owners of Common Shares. In addition to solicitation by mail, proxies may be solicited by telephone, by facsimile, or personally by certain officers and regular employees of the Company and its subsidiaries without extra compensation. The Company has retained Georgeson & Co., 100 Wall Street, New York, New York to aid in the solicitation of proxies for a fee estimated at $7,500. The enclosed proxy is solicited by and on behalf of the Board of Directors.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the close of business on February 28, 1996, the record date fixed for determination of stockholders entitled to vote at the meeting, there were 108,413,284 Common Shares and 1,000,000 Preferred Shares outstanding, each entitled to one vote.

     As of February 28, 1996, the beneficial owners of 5% or more of any class of the Company's securities entitled to vote at the meeting and which were known to the Company were:

                                      No. of Common       Percent of
        Name and Address                  Shares            Class
---------------------------------    ----------------     ----------
Patrick G. Ryan                       13,463,051(1)        12.4%
  c/o Aon Corporation
  123 N. Wacker Drive
  Chicago, IL 60606

Brinson Partners, Inc.                 6,579,672(2)         6.1%
  209 South LaSalle Street
  Chicago, Illinois 60604

                                     No. of Preferred     Percent of
        Name and Address                  Shares            Class
---------------------------------    ----------------     ----------
Jessie V. Stone                          600,000            60%
  c/o W. Clement Stone
  Enterprises, Inc.
  P.O. Box 649
  Lake Forest, IL 60045

W. Clement Stone                         400,000            40%
  c/o W. Clement Stone
  Enterprises, Inc.
  P.O. Box 649
  Lake Forest, IL 60045

------------

(1) Includes 9,939,750 Common Shares owned by Ryan Enterprises Corporation of Illinois or its wholly-owned subsidiaries ("REC") or by Ryan Holding Corporation of Illinois or its wholly-owned subsidiaries ("RHC") and 1,291 shares owned by the Company's Employee Stock Ownership Plan and allocated to Mr. Ryan. Mr. Ryan, his wife and his children own all of the outstanding common stock of REC and RHC, and Mr. and Mrs. Ryan and two of their sons are the sole Directors of REC and RHC. Accordingly, the Common Shares held by REC and RHC are included in the shares beneficially owned by Mr. Ryan. Also includes 576,600 Common Shares held of record and beneficially owned by Mrs. Ryan. Mr. Ryan disclaims any beneficial interest in these shares. Under the terms of the Employee Stock Ownership Plan, Mr. Ryan is entitled to direct the manner in which the Plan's trustees will vote the shares allocated to Mr. Ryan.

(2) Includes to the best knowledge of the Company all shares beneficially owned by Brinson Partners, Inc., its parent, subsidiaries and affiliates.

                             ELECTION OF DIRECTORS

     Unless a proxy directs to the contrary, it is intended that the proxies will be voted for the election as Directors of the fifteen nominees named on the following pages to hold office until the next succeeding annual stockholders' meeting or until their respective successors are duly elected and qualify. All the nominees are currently Directors of the Company. While management has no reason to believe that any of the nominees will not be available to serve as a Director, if for any reason any of them should become unavailable, the proxies will be voted for such substitute nominees as may be designated by the Board of Directors. The Directors shall be elected by the vote of the majority of votes present in person or represented by proxy at the meeting. Accordingly, since votes withheld will count as present at the meeting (and will therefore also count towards the establishment of a quorum), a vote withheld for a nominee will adversely effect that nominee's ability to secure the necessary majority of the votes present at the meeting.

     Set forth on the following pages is biographical information concerning each management nominee for election as a Director, the nominee's principal occupation, the period during which the nominee has served as a Director of the Company including service as a Director or employee of Combined Insurance Company of America ("Combined Insurance"), a subsidiary of the Company, or Ryan Insurance Group, Inc. ("Ryan Group"), which merged with the Company in 1982. Ages shown for all Directors are as of December 31, 1995. There are no nominees for the Board other than the management nominees.

--------------------------------------------------------------------------------

PATRICK G. RYAN                                              Director since 1965

Patrick G. Ryan has been Chairman of the Board of the Company since 1990 and President and Chief Executive Officer of the Company since the merger of the Company and Ryan Group in 1982. Prior to the merger, Mr. Ryan served as Chairman of the Board and Chief Executive Officer of Ryan Group. Mr. Ryan is a director of First Chicago NBD Corporation, Chairman of the Board of Trustees of Northwestern University and a Trustee of Rush-Presbyterian-St. Luke's Medical Center. He serves as Chairman of the Executive Committee.

Age: 58

--------------------------------------------------------------------------------

DANIEL T. CARROLL                                            Director since 1980

Mr. Carroll is Chairman and President of The Carroll Group, Inc. From early 1980 until early 1982 he was President and Chief Executive Officer and a Director of Hoover Universal, Inc. From 1975 until early 1980 he was President of Gould Inc. He is a director of A. M. Castle Co.; American Woodmark Corporation; Comshare, Inc.; DeSoto, Inc.; Diebold, Inc.; Oshkosh Truck Corporation; Wolverine World Wide, Inc.; and Woodhead Industries, Inc. He serves as a member of the Organization and Compensation and the Nominating Committees.

Age: 69

--------------------------------------------------------------------------------

FRANKLIN A. COLE                                             Director since 1984

Mr. Cole, since 1984, has been Chairman of Croesus Corporation, a personal investment company. From 1971 to 1984 he was Chairman and Chief Executive Officer of Walter E. Heller International Corporation (renamed Amerifin Corporation in January 1984), a worldwide diversified financial services company. Mr. Cole is also a director of American National Corporation and its subsidiary, American National Bank and Trust Company of Chicago; CNA Income Shares, Inc.; Duff & Phelps Utilities Income Inc.; GATX Corporation; Local Initiatives Support Corporation; and Peoples Energy Corporation. He is Vice Chairman of the Board of Trustees of Northwestern University and Chairman of The Chicago Human Relations Foundation. He serves as a member of the Investment and Audit Committees.

Age: 69

--------------------------------------------------------------------------------

EDGAR D. JANNOTTA                                            Director since 1995

On January 2, 1996, William Blair & Company, L.L.C. converted from a partnership at which time Mr. Jannotta was named Senior Principal. Prior to this conversion, Mr. Jannotta joined William Blair & Company in May 1959 as an Associate, became a Partner in January 1965, Assistant Managing Partner in June 1973, Managing Partner in September 1977, and Senior Partner in January 1995. He is a director of AAR Corp.; Bandag Incorporated; Commonwealth Edison Company; Molex Incorporated; New York Stock Exchange, Inc.; Oil-Dri Corporation of America; and Safety-Kleen Corp. He serves as a member of the Investment and the Organization and Compensation Committees.

Age: 64

--------------------------------------------------------------------------------

PERRY J. LEWIS                                               Director since 1972

Mr. Lewis is a Managing Director of Morgan Lewis Githens & Ahn, Inc., a New York investment banking firm. Until October 1, 1979, Mr. Lewis was Senior Vice President and a director of Smith Barney, Harris Upham & Co., Inc. He is a director of Haynes International, Inc.; Quaker Fabric Corporation; Tyler Corporation; ITI Technologies, Inc.; Evergreen Media Corporation; and Stuart Entertainment, Inc. He serves as a member of the Investment and Executive Committees.

Age: 57

--------------------------------------------------------------------------------

JOAN D. MANLEY                                               Director since 1984

From 1960 to 1984, Mrs. Manley was with Time Incorporated, serving as a Group Vice-President from 1975 onwards and as a director from 1978 to 1984. She is also a director of Big Flower Press Holdings, Inc.; Sara Lee Corporation; Scholastic, Inc.; and Viking Office Products, Inc. She sits on the boards of the Keystone Center and The Summit Foundation. She serves as Chairman of the Nominating Committee and as a member of the Audit Committee.

Age: 63

--------------------------------------------------------------------------------

ANDREW J. MCKENNA                                            Director since 1970

Mr. McKenna served as a Director of Ryan Group from 1970 until 1982 when he was elected to the Board of Directors of the Company. He is Chairman, President and Chief Executive Officer of Schwarz Paper Company, a printer, converter, producer and distributor of packaging and promotional materials; and a director of Dean Foods Company, The First National Bank of Chicago, McDonald's Corporation, Skyline Corporation, and the Tribune Company. He is Chairman of the Board of Trustees of the University of Notre Dame and Chairman of the Board of Trustees of the Museum of Science and Industry. Mr. McKenna is also a director of Children's Memorial Hospital and the Lyric Opera. He serves as a member of the Investment and the Organization and Compensation Committees.

Age: 66

--------------------------------------------------------------------------------

NEWTON N. MINOW                                              Director since 1990

Mr. Minow is Counsel to the Chicago law firm of Sidley & Austin where he served as Partner from 1965 to 1991. He served as Chairman of the Federal Communications Commission from 1961 to 1963. He is a director of True North Communications, Inc.; Manpower, Inc.; Sara Lee Corporation; and the Tribune Company. Mr. Minow is also Chairman of the Carnegie Corporation of New York, a Trustee and former Chairman of the Board of Trustees of The RAND Corporation, and former Chairman of the Board of Governors of the Public Broadcasting Service. He is a Life Trustee of Northwestern University, a Trustee of the University of Notre Dame and Director of the Annenberg Washington Program of Northwestern University. He serves as a member of the Audit and Investment Committees.

Age: 69

--------------------------------------------------------------------------------

PEER PEDERSEN                                                Director since 1974

Mr. Pedersen is an attorney at law and is Chairman and Managing Partner of the Chicago law firm of Pedersen & Houpt, P.C. He is a director of Boston Chicken, Inc.; Chr. Hansen's Laboratory, Inc.; Extended Stay America, Inc.; H2O Plus, Inc.; Latin America Gross Fund, Inc.; Spraying Systems Co.; Tempel Steel Company; Tennis Corporation of America; WMX Technologies, Inc.; Western Cities Broadcasting, Inc.; and the Western Golf Association. He also serves on the Boards of Children's Memorial Hospital; St. Joseph Carondelet Child Care; Rehabilitation Institute of Chicago and the Boys and Girls Clubs of Chicago and is President of the Robert R. McCormick Boys and Girls Club of Chicago. He serves as Chairman of the Audit Committee and as a member of the Organization and Compensation Committee.

Age: 70

--------------------------------------------------------------------------------

DONALD S. PERKINS                                            Director since 1983

Mr. Perkins retired from Jewel Companies Inc. in 1983. He had been with Jewel since 1953, serving as President from 1965 to 1970, as Chairman of the Board of Directors from 1970 to 1980, and as Chairman of the Executive Committee until his retirement. He is a director of American Telephone & Telegraph Company, and following the split-up of American Telephone & Telegraph on or about April 1, 1996, will be a director of Lucent Technologies, one of the successor companies; Cummins Engine Company, Inc.; Current Assets; Illinova Corporation; Inland Steel Industries, Inc.; LaSalle Street Fund, Inc.; The Putnam Funds; Springs Industries, Inc.; and Time Warner, Inc. He is Vice Chairman of the Board of Trustees of Northwestern University. He serves as Chairman of the Organization and Compensation Committee and as a member of the Investment Committee.

Age: 68

--------------------------------------------------------------------------------

JOHN W. ROGERS, JR.                                          Director since 1993

Mr. Rogers is President and founder of Ariel Capital Management, Inc., an institutional money management firm. Mr. Rogers is a director of American National Bank and Trust Company of Chicago; Burrell Communications, Inc.; and Morrison Knudsen Corporation. In addition to serving as President of the Board of the Chicago Park District, Mr. Rogers serves as a director of the Chicago Urban League, The Chicago Symphony Orchestra and is a Trustee of Rush-Presbyterian-St. Luke's Medical Center. He serves as a member of the Audit and Investment Committees.

Age: 37

--------------------------------------------------------------------------------

GEORGE A. SCHAEFER                                           Director since 1991

Mr. Schaefer served as Chairman and Chief Executive Officer of Caterpillar Inc. from 1985 until his retirement in July, 1990. Mr. Schaefer is a director of Caterpillar Inc.; Helmerich & Payne, Inc.; McDonnell Douglas Corporation; and Morton International, Inc. He is a member of The Business Council. He serves as a member of the Audit and the Organization and Compensation Committees.

Age: 67

--------------------------------------------------------------------------------

RAYMOND I. SKILLING                                          Director since 1977

Mr. Skilling is an attorney at law and a Solicitor of the English Supreme Court. He serves as Executive Vice President and Chief Counsel of the Company. He has been employed by the Company since 1976, prior to which he was a partner in the international law firm now called Clifford Chance, headquartered in London, England. Mr. Skilling has been a legal advisor to the Company since 1967. He serves as a member of the Executive Committee.

Age: 56

--------------------------------------------------------------------------------

FRED L. TURNER                                               Director since 1991

Mr. Turner is Senior Chairman, Chairman of the Executive Committee and a Director of McDonald's Corporation. Mr. Turner joined McDonald's Corporation in 1956 and assumed his current position in 1990, after serving that company as Chairman of the Board and Chief Executive Officer. Mr. Turner is also a director of Baxter International, Inc.; W.W. Grainger, Inc.; and Ronald McDonald Children's Charities. He serves as a member of the Audit Committee and is Chairman of the Investment Committee.

Age: 62

--------------------------------------------------------------------------------

ARNOLD R. WEBER                                              Director since 1991

Dr. Weber served as President of Northwestern University from 1985 until 1994. On January 1, 1995 he became Chancellor of Northwestern University. From 1980 to 1985, Dr. Weber was President of the University of Colorado. Dr. Weber has also held various senior government positions including Executive Director of the Cost of Living Council and Associate Director of the Office of Management and Budget. He is a director of Burlington Northern Santa Fe Corporation; Inland Steel Industries, Inc.; PepsiCo, Inc.; Deere & Company; and the Tribune Company. He serves as a member of the Investment and the Organization and Compensation Committees.

Age: 66

--------------------------------------------------------------------------------

         OWNERSHIP OF COMMON SHARES BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of Common Shares beneficially owned February 28, 1996 by each Director including Patrick G. Ryan and Raymond
I. Skilling, by each of the other three most highly compensated executive officers, and by all Directors and the Named Executives (as hereinafter defined) as a group. As used in this Proxy Statement, "beneficially owned" means the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power with respect to a security (i.e. the power to dispose or direct the disposition of a security). The table therefore does not include the "phantom stock" shares held under the Outside Director Deferred Compensation and Stock Award Plans (see "Compensation of the Board of Directors"), the Aon Deferred Compensation Plan (see "Executive Compensation"), or the Aon Stock Award Plan (see "Organization and Compensation Committee Report--Long Term Incentive Compensation--Aon Stock Award Plan").

                                                                     No. of Shares       Percent of
Directors                                                        Beneficially Owned(1)    Class(2)
---------                                                        ---------------------   ----------
Patrick G. Ryan................................................        13,463,477(4)      12.4
Daniel T. Carroll..............................................             1,100           *
Franklin A. Cole...............................................             1,800           *
Edgar D. Jannotta..............................................            24,900           *
Perry J. Lewis.................................................             2,000           *
Joan D. Manley.................................................             4,050           *
Andrew J. McKenna..............................................             6,900           *
Newton N. Minow................................................            50,000           *
Peer Pedersen..................................................            14,478           *
Donald S. Perkins(5)...........................................             4,650           *
John W. Rogers, Jr.(6).........................................             1,875           *
George A. Schaefer.............................................             3,900           *
Raymond I. Skilling(7).........................................           273,183(4)        *
Fred L. Turner.................................................             2,137           *
Arnold R. Weber................................................             1,050           *

Executive Officers
------------------
Michael A. Conway(7)(8)........................................             9,899(4)        *
Daniel T. Cox(7)...............................................            39,089(4)        *
Harvey N. Medvin(7)............................................           326,288(4)        *
                                                                       ----------
All Directors and Executive Officers as a group (18 persons)...        14,230,776         13.1

------------

(1) The Directors and Executive Officers, and all Directors and Executive Officers of the Company as a group, have sole voting power and sole investment power over the Common Shares listed, except as indicated in note
    (3) and in the table below:

                                                            Number of
                                                             Common     Voting   Investment
                                                             Shares      Power     Power
                                                            ---------   -------  ----------
    Patrick G. Ryan.......................................  9,939,750   Shared     Shared
    Franklin A. Cole......................................      1,800   Shared     Shared
    Arnold R. Weber.......................................        900   Shared     Shared
    Michael A. Conway.....................................      7,350   Shared     Shared
    All Directors and Executive Officers as a group (other
      than as indicated in note (3))......................  9,949,800

(2) An asterisk indicates that the percentage of shares beneficially owned by the named individual does not exceed one percent (1%) of the Company's Shares.

(3) Includes the following Common Shares beneficially owned by immediate family of the nominees: 576,600 by Mrs. Ryan; 20,000 by Mrs. Minow; and 166,590 by Mrs. Skilling. (Mrs. Skilling and Mrs. Ryan are sisters.) As to the Common Shares so held, the nominees disclaim beneficial ownership.

(4) Includes beneficial interest in the allocated portion of the Aon Employee Stock Ownership Plan ("ESOP"), but excludes beneficial interest in the Aon Savings Plan (the "Savings Plan") and the unallocated portion of the ESOP. Unallocated shares owned by the ESOP and shares owned by the Savings Plan, which are owned for the benefit of all participating employees, totaled 6,366,057 Common Shares as of February 28, 1996. The Common Shares owned by the plans (other than the allocated portion of the ESOP, which has pass-through voting rights) are voted by the respective plans' trustees. The ESOP requires that such trustees vote all unallocated shares held by it as directed by its participants.

(5) Excludes 3,049,650 Common Shares held in trust for which Mr. Perkins is a trustee and has shared voting and investment power. As to the Common Shares so held, Mr. Perkins disclaims beneficial ownership.

(6) Ariel Capital Management, Inc., of which Mr. Rogers is President and founder, does not beneficially own any Common Shares nor has it beneficially owned any Common Shares during Mr. Roger's tenure on the Board of the Company.

(7) Does not include shares awarded under the Aon Stock Award Plan which are not yet vested. See "Summary Compensation Table."

(8) Excludes 569,100 Common Shares currently held by Aon Pension Plan for which Mr. Conway is a trustee and has shared voting and investment power. The Aon Pension Plan held 569,100 Common Shares as of December 31, 1994 and 569,100 Common Shares as of December 31, 1993.

    Based on the Company's review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company since January 1, 1995 pursuant to the rules promulgated under the Securities Exchange Act of 1934, the Company believes that since January 1, 1995 all Directors and officers of the Company have timely reported all transactions to the Securities and Exchange Commission subject only to two exceptions. Both exceptions were due to administrative errors on the part of the Company and not to any inadvertence on the part of any reporting person. First, during 1995 all outside Directors other than Mr. Schaefer elected to defer their compensation by the use of phantom stock accounts which do not result in any immediate receipt of common stock in the Company and represent only an unsecured right to receive Company stock or cash upon retirement from the Board. The Company recently became aware that the SEC considers that such arrangements should be reported, and accordingly the Forms 5 filed for all relevant outside Directors for 1995 reported, albeit late, the election to defer receipt of such compensation for 1993 and/or 1994. Second, the Form 3 for Mr. Edgar D. Jannotta's initial report of his holding of common stock in the Company was filed on May 16, 1995, being a few days later than the relevant date for filing after his election to the Board less than one month earlier, on April 20, 1995.

                     COMPENSATION OF THE BOARD OF DIRECTORS

    Each Director who is not a salaried employee of the Company or any of its subsidiaries receives a $20,000 yearly retainer for services to the Board of Directors. In addition, the Chairman of the Organization and Compensation, the Audit and the Investment Committees, respectively, receives an additional $2,500 annually for services in such capacities. In addition to the above retainers, Directors who are not salaried employees of the Company or any of its subsidiaries ("outside Directors") receive $750 for each Board and Board Committee meeting attended. Under the Aon Outside Director Stock Award Plan, outside Directors are granted 450 Common Shares each year following their election at the Annual Meeting of Stockholders (any outside Director elected to the Board other than at the Annual Stockholders' Meetings receives a pro rata number of Common Shares).

     Outside Directors may elect to defer cash compensation earned pursuant to the Outside Director Deferred Compensation Plan (the "Plan"). Under the Plan, outside Directors elect that portion of the annual retainer and fees (collectively referred to as "Fees") which will be credited to either a cash account, the earnings of which are based on one-year Treasury bills, or a stock account whose value is based upon the performance of the Common Shares on a dividend reinvested basis. The cash account is a bookkeeping device only and no funds are actually invested or set aside for the outside Directors' benefit. The outside Directors' stock accounts are credited with the number of phantom shares that could have been purchased at the average of the high and low price of the Common Shares on the date the Fees are earned. The phantom stock account does not consist of actual shares, but is maintained for bookkeeping purposes only. As dividends are declared on the Common Shares, each outside Director's phantom stock account, for bookkeeping purposes, is credited with the dividends which would have been earned if Common Shares had been purchased and the funds so credited are treated as if reinvested in Common Shares. Each participating outside Director specifies a payout schedule, including a commencement date, pursuant to which the Company will distribute to the outside Director the amount in the outside Director's cash account and either the cash equivalent of the amount in the outside Director's phantom stock account, or Aon common stock equal to the number of shares of phantom stock.

     Outside Directors may also elect to defer receipt of the Common Shares received pursuant to the Outside Director Stock Award Plan and instead maintain a phantom stock account. "Dividends" earned on the share equivalent balance in the phantom stock account are treated as though reinvested, and outside Directors may choose a time and schedule for pay-out of the phantom stock account in Common Shares plus the cash equivalent of any fractional shares. Officers of the Company (or its subsidiaries) receive no additional compensation for membership on the Board of Directors or any of its Committees.

     The following table shows, as of February 28, 1996, the total number of Common Shares credited to the outside Directors' respective phantom stock accounts under the Outside Director Deferred Compensation Plan and under the Outside Director Stock Award Plan, in each case as described above.

                                                                          Number of
                                                                           Phantom
          Director                                                         Shares
          --------                                                        ---------
          Daniel T. Carroll.............................................    15,542
          Franklin A. Cole..............................................    20,101
          Edgar D. Jannotta.............................................     1,052
          Perry J. Lewis................................................     3,069
          Joan D. Manley................................................     9,048
          Andrew J. McKenna.............................................    15,451
          Newton N. Minow...............................................     3,069
          Peer Pedersen.................................................    16,567
          Donald S. Perkins.............................................     8,374
          John W. Rogers, Jr............................................     2,646
          Fred L. Turner................................................     5,153
          Arnold R. Weber...............................................     3,607
                                                                           -------
                    Total...............................................   103,679
                                                                           =======

     In 1994 the Company established an Outside Director Bequest Plan (the "Bequest Plan"). The purpose of the Bequest Plan is to acknowledge the service of outside Directors, to recognize the mutual interest of the Company and its outside Directors in supporting worthy charitable institutions and to assist the Company in attracting and retaining outside Directors of the highest caliber. The Company is funding the Bequest Plan primarily through life insurance policies on its outside

Directors. The charitable donations by the Company will be directed to charitable institutions designated by the outside Directors. The Bequest Plan is designed so that upon the deaths of specified outside Directors, it will then donate a total of $100,000 per outside Director each year for ten years in the name of the outside Director to tax qualified institutions designated by the outside Director. Individual outside Directors derive no financial benefit from the Bequest Plan since any and all insurance proceeds and tax deductible charitable donations accrue solely to the Company. An outside Director is not eligible to participate in the Bequest Plan until he or she has completed one full year of service on the Board and the Board retains at all times the right to terminate the Bequest Plan and to decline to make any requested bequest if in the Board's judgment doing so is in the best interests of the Company and its stockholders.

     In 1994, the Company amended and restated the Outside Directors Stock Award Plan (the "Plan") to include certain benefits for outside Directors when they retire from the Board. The Plan provides that each outside Director will have credited to his account (the "Retirement Account"):

         (i) $10,000 for each annual period of Board service prior to 1994, but not more than $100,000 in the aggregate; and

        (ii) $20,000 per annum for each annual period of service commencing with April 15, 1994.

     The pre-1994 amount, however, will accrue pro rata over the number of years between 1994 and the year the outside Director attains mandatory retirement age of 72. The benefit for the years of service commencing in 1994 will accrue in full on each service anniversary date. The aggregate Retirement Account is subject to vesting at a rate of 10% for each annual period of service.

     Upon retirement from the Board, or upon death or disability, the value accumulated in the Retirement Account as of that date will be distributed in ten substantially equal installments consisting of Common Shares. Set forth below are retirement benefits to which each nominee outside Director would be entitled if such Director were to resign on April 19, 1996 or upon reaching mandatory retirement age of 72.

                                                           Annual Vested     Annual Projected Benefit
                                                          Accrued Benefit        as of Mandatory
Director                                                 as of 04/19/96(1)      Retirement Age(1)
--------                                                 -----------------   ------------------------
Daniel T. Carroll......................................         205                      375
Franklin A. Cole.......................................         182                      409
Edgar D. Jannotta......................................           4                      302
Perry J. Lewis.........................................         120                      814
Joan D. Manley.........................................         133                      627
Andrew J. McKenna......................................         148                      517
Newton N. Minow........................................          82                      200
Peer Pedersen..........................................         243                      344
Donald S. Perkins......................................         182                      409
John W. Rogers, Jr. ...................................          28                    1,395
George A. Schaefer.....................................          55                      340
Fred L. Turner.........................................          52                      490
Arnold R. Weber........................................          54                      377

------------

(1) Share balance calculated based upon the February 28, 1996 average of the high and low market price of Aon common stock.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has appointed standing committees, including Executive, Audit, Organization and Compensation, Investment and Nominating Committees. Membership on the committees since the last annual meeting of the Board in 1995 has been as follows:

                                                                        Organization and
     Executive                 Audit                Investment            Compensation             Nominating
     ---------                 -----                ----------          ----------------           ----------
Patrick G. Ryan(1)      Peer Pedersen(1)        Fred L. Turner(1)     Donald S. Perkins(1)     Joan D. Manley(1)
Perry J. Lewis          Franklin A. Cole        Franklin A. Cole      Daniel T. Carroll        Daniel T. Carroll
Raymond I. Skilling     Joan D. Manley          Edgar D. Jannotta     Edgar D. Jannotta
                        Newton N. Minow         Perry J. Lewis        Andrew J. McKenna
                        John W. Rogers, Jr.     Andrew J. McKenna     Peer Pedersen
                        George A. Schaefer      Newton N. Minow       George A. Schaefer
                        Fred L. Turner          Donald S. Perkins     Arnold R. Weber
                                                John W. Rogers,
                                                Jr.
                                                Arnold R. Weber

------------

(1) Chairman.

     When the Board of Directors is not in session, the Executive Committee is empowered to exercise such powers and authority in the management of the business and affairs of the Company as would be exercised by the Board of Directors, subject to certain exceptions. The Executive Committee did not meet during 1995, but acted by unanimous written consent on three occasions.

     The Audit Committee provides assistance to the Board of Directors in discharging its responsibilities in connection with the financial and accounting practices of the Company and the internal controls related thereto, and represents the Board of Directors in connection with the services rendered by the Company's independent auditors. The Audit Committee met four times during 1995.

     The Investment Committee is responsible for the formation of broad investment policy applicable to the operating subsidiaries of the Company. This policy is implemented by all subsidiaries based on the specific financial requirements of the individual units. The Investment Committee met five times during 1995.

     The Nominating Committee recommends nominees to the Board to fill vacancies or as additions to the Board of Directors. Although the Committee does not specifically solicit suggestions from stockholders as to possible candidates, the Committee will consider stockholders' recommendations. Suggestions, together with a description of the proposed nominee's qualifications, stock holdings in the Company, other relevant biographical information, and an indication of the willingness of the proposed nominee to serve, should be sent to the Corporate Secretary of the Company. Suggestions may be submitted at any time of year but should be received by November 15 of each year in order to be considered in connection with the regular annual meeting of the Company's stockholders in the spring of the following year. The Nominating Committee met once during 1995 and in connection therewith recommended to the Board that Mr. Jannotta be nominated to serve on the Board of Directors for the term beginning April 20, 1995.

     The Organization and Compensation Committee annually reviews and makes recommendations to the Board of Directors regarding the compensation of the Chairman, President and Chief Executive Officer of the Company. The Organization and Compensation Committee also reviews, advises and consults with the Chairman, President and Chief Executive Officer on the compensation of other officers and key employees and as to the Company's policy on compensation. The Organization and Compensation Committee also administers the Company's Stock Option Plan, Stock Award Plan and Deferred Compensation Plan, including granting stock options and stock awards and interpreting the plans, and has general oversight responsibility with respect to the Company's other employee benefit programs. In addition, the Organization and Compensation Committee also renders advice and counsel to the Chairman, President and Chief Executive Officer on the selection of senior officers of the Company and key executives of the Company's major subsidiaries. The Organization and Compensation Committee met three times during 1995 and acted by unanimous written consent on one occasion.

     During 1995, all incumbent Directors attended at least 75% of the meetings of the Board and all committees of the Board on which the respective Directors served. The Board of Directors met eight times during 1995.

                             EXECUTIVE COMPENSATION

     The following table discloses compensation received by the Company's Chief Executive Officer and the four most highly paid executive officers (the "Named Executives") for the three fiscal years ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                            Other                    Long-                  All
                                                           Annual    Restrictive     term                  Other
                                                           Compen-      Stock      Incentive   Options/   Compen-
    Name and Principal                                     sation     Award(s)      Payouts      SARs     sation
         Position           Year   Salary $      Bonus $   ($)(1)      ($)(2)         ($)        (#)      ($)(3)
    ------------------      ----   --------      -------   -------   -----------   ---------   --------   -------
Patrick G. Ryan...........  1995    886,968(4)   742,500   163,697                              50,000    53,396
  Chairman, President,      1994    832,233      495,000    56,991                              90,000    23,250
  Chief Executive Officer   1993    822,013      310,000    64,732                                        29,764
  & Director
Michael A. Conway.........  1995    339,512      120,000                                        15,000    19,562
  Senior Vice President &   1994    297,267      168,000                                                  14,315
  Senior Investment         1993    278,288       79,500                                                  14,108
  Officer
Daniel T. Cox.............  1995    401,305      365,500                                        15,000    29,650
  Executive Vice President  1994    401,447      205,400                                                  16,543
                            1993    392,811      185,379                                                  18,588
Harvey N. Medvin..........  1995    428,600      361,250(4)            375,500                  30,000    30,332
  Executive Vice            1994    432,201      255,000                                                  17,741
  President, Chief          1993    426,328      160,000                                                  18,661
  Financial Officer &
  Treasurer
Raymond I. Skilling.......  1995    428,600      361,250               375,500                  15,000    30,332
  Executive Vice            1994    430,904      255,000                                                  17,741
  President, Chief Counsel  1993    423,772      160,000                                                  18,661
  & Director

------------

(1) Represents non-cash benefits related to the personal use of company-owned automobiles and aircraft, and miscellaneous personal services provided for business purposes considered to be reasonable and necessary business expenses of the Company which, in the case of Mr. Ryan for 1995, was in the total amount of $163,697, consisting of $123,742 for use of Company aircraft and $39,955 for the use of a Company car and driver.

(2) As of December 31, 1995, the Named Executives held the following number of unvested shares of restricted stock, the vesting schedule for which and the market value (the average high and low price on the relevant date) of which on the dates of grant and as of year-end 1995, respectively are set forth below:

                                                       Date of                             Last
                                        No. Shares      Grant      December 31, 1995     Vesting
                                         Unvested     Value ($)          Value             Date
                                        ----------    ---------    -----------------    ----------
Michael A. Conway.....................    13,500      $ 287,438       $   671,625       11/16/2000
Daniel T. Cox.........................    36,000        826,125         1,791,000       04/19/2001
Harvey N. Medvin......................    39,250        901,436         1,952,688       03/16/2005
Raymond I. Skilling...................    25,000        634,375         1,243,750       03/16/2005

No dividends are paid on shares of unvested restricted stock.

(3) The amounts disclosed in this column include:

    (a) Company contributions of $4,500 in fiscal 1995 under the Aon Savings Plan, a defined contribution plan, on behalf of each of the Named Executives except Mr. Ryan who has waived participation in the Plan.

    (b) Company contributions of $4,928 in fiscal year 1995 under the ESOP, on behalf of each of the Named Executives.

    (c) Company contributions of the following amounts in fiscal 1995 under the Aon Supplemental ESOP on behalf of Mr. Ryan, $48,468; Mr. Conway, $10,134; Mr. Cox, $20,222; Mr. Medvin, $20,904; and Mr. Skilling,
        $20,904.

(4) Mr. Ryan deferred receipt of $651,462 of this amount and Mr. Medvin deferred receipt of $90,313 of this amount pursuant to the Company's Deferred Compensation Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

     The following table provides information on stock option exercises in fiscal 1995 by Named Executives.


                                                               Number of             Value of Unexercised In-
                         Shares Acquired   Value(1)           Options at            the-Money Options/SAR's at
         Name              on Exercise     Realized         Fiscal Year-End             Fiscal Year End(2)
         ----            ---------------   --------   ---------------------------   ---------------------------
                                                      Exercisable   Unexercisable   Exercisable   Unexercisable
                                                      -----------   -------------   -----------   -------------
Patrick G. Ryan........         --           $-0-           --         140,000            --        $2,121,253
Michael A. Conway......         --           $-0-           --          15,000            --           236,875
Daniel T. Cox..........         --           $-0-           --          15,000            --           236,875
Harvey N. Medvin.......         --           $-0-           --          30,000            --           413,751
Raymond I. Skilling....         --           $-0-           --          15,000            --           236,875

------------

(1) Based upon the average high and low price of the Common Shares as of the date exercised.
(2) Based upon the average high and low price of the Common Shares as of December 31, 1995.

                       OPTION GRANTS IN 1995 FISCAL YEAR

     During 1995, Mr. Ryan was the only Named Executive to be granted options to purchase the Company's common stock. Subject to the terms of the Aon Stock Option Plan as approved by Shareholders, additional information regarding these options is set forth in the table below:

                                   Individual Grants                                       Grant Date Value
----------------------------------------------------------------------------------------   ----------------
                                   Number of     Percent of
                                   securities  total options
                                   underlying    granted to     Exercise or
                                    option       employees      base price    Expiration      Grant Date
Name                                granted    in fiscal year     ($/Sh)         date      Present Value(1)
----                               ---------   --------------   -----------   ----------   ----------------
Patrick G. Ryan..................    50,000        6.2841         35.7500       03/16/02       $773,589

------------

(1) Based upon the Black-Scholes Option Pricing Model assuming a risk free interest rate of 5.75%, a dividend yield of 3.0% and that 392 days on average elapse between vesting and exercise.

                               PENSION PLAN TABLE

     The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (65 years) under the Company's qualified defined benefit pension plan, (the "Aon Pension Plan"), as well as under the non-qualified supplemental pension plan, (the "Excess Benefit Plan"). The Excess Benefit Plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company and its subsidiaries:

                                                            Years of Service
                               --------------------------------------------------------------------------
Remuneration($)                   10         15         20         25         30         35         40
---------------                --------   --------   --------   --------   --------   --------   --------
$ 200,000....................  $ 30,500   $ 40,500   $ 50,500   $ 60,500   $ 70,500   $ 80,500   $ 90,500
   400,000...................    61,000     81,000    101,000    121,000    141,000    161,000    181,000
   600,000...................    91,500    121,500    151,500    181,500    211,500    241,500    271,500
   800,000...................   122,000    162,000    202,000    242,000    282,000    322,000    362,000
 1,000,000...................   152,500    202,500    252,500    302,500    352,500    402,500    452,500
 1,200,000...................   183,000    243,000    303,000    363,000    423,000    483,000    543,000
 1,400,000...................   213,500    283,500    353,500    423,500    493,500    563,500    633,500
 1,600,000...................   244,000    324,000    404,000    484,000    564,000    644,000    724,000
 1,800,000...................   274,500    364,500    454,500    544,500    634,500    724,500    814,500

     A participant's remuneration covered by the Aon Pension Plan and the Excess Benefit Plan is the average of his or her base salary for each fiscal year prior to 1995, and the aggregate of base salary and certain eligible bonus payments for the 1993 fiscal year and each fiscal year thereafter, for the five consecutive calendar plan years during the last ten years of the participant's career for which such average is the highest or, in the case of a participant who has been employed for less than five full calendar years, the period of his or her employment with the Company and its subsidiaries. Covered compensation and the estimated years of service for each of the Named Executives as of December 31, 1995 is: Mr. Ryan $1,625,192 and 17 years; Mr. Conway $458,462 and 21 years; Mr. Cox $765,500 and 9 years; Mr. Medvin $786,250 and 17 years; and Mr. Skilling $786,250 and 19 years. The annual pension amounts included in the table above are based upon the following assumptions: (1) amounts are before integration of Social Security benefits which, based upon maximum coverage in effect on December 31, 1995, would reduce the annual amounts shown by: 10 years--$1,296; 15 years--$1,944; 20 years--$2,592; 25 years--$3,240; 30 years--$3,888; 35 years--$4,536; and 40 years--$4,536, (2) retiring participants have attained age 65 and are fully vested, and (3) retiring participants have chosen to have benefits payable as straight life annuities.

                 ORGANIZATION AND COMPENSATION COMMITTEE REPORT

     The Company's executive compensation programs are administered by the Organization and Compensation Committee of the Board (the "Compensation Committee"). In this capacity the Compensation Committee determines the compensation for the Company's Chief Executive Officer, Patrick G. Ryan, and for the Company's other four executive officers, who in 1995 were the Company's most highly paid executive officers (collectively the "Named Executives"), and advises and consults with the Chief Executive Officer regarding the compensation of other officers and key employees.

     The Compensation Committee regards the evaluation of the Chief Executive Officer, Mr. Ryan, as a critical Board of Directors responsibility. As such, Mr. Ryan's compensation is determined following an annual review of the Company's performance conducted collectively, without Mr. Ryan, by all outside Directors of the Company, which includes each of the seven independent members of the Compensation Committee. During this review, the outside Directors discuss in detail the extent to which during the most recent fiscal year the Company achieved certain goals agreed to by Mr. Ryan and the outside Directors at the beginning of such fiscal year.

     In addition to the determination of the Chief Executive Officer's compensation, as discussed above, the compensation of the other Named Executives, Michael A. Conway, Daniel T. Cox, Harvey N. Medvin and Raymond I. Skilling, is determined by the Compensation Committee in consultation with Mr. Ryan.

     The Compensation Committee has diligently promoted, over the last several years, the belief that the compensation of the Company's executives should be materially linked with the interests of shareholders. To this end, various programs have been either formally adopted or utilized to a greater extent. Specifically, the total compensation program is comprised of Base Salary, Short Term Incentive Compensation, and Long Term Incentive Compensation.

     Furthermore, in order to ensure that the compensation program is competitive and appropriate, the Compensation Committee annually retains a nationally recognized compensation consultant (the "Compensation Consultant") unaffiliated with the Company. The Compensation Consultant assists the Compensation Committee by providing an in-depth analysis of the compensation policies and practices of the peer group companies and a comparison thereof to the Company's. The peer group consists of the companies used to prepare the Performance Graph following this report (the "Peer Group").

BASE SALARY

     As previously disclosed the Compensation Consultant found that base salaries for the Named Executives were competitive with those of comparable Peer Group executives, and, in the aggregate, slightly below the median for the Peer Group. As a result of these findings the Committee decided to keep base salaries essentially at prior year levels with some exceptions where performance or the Named Executive's compensation relative to that of comparably situated executives dictated otherwise. Retaining base salaries at essentially current levels provided the Compensation Committee the opportunity and ability to shift a greater portion of total compensation for the Named Executives to variable performance based compensation in the form of Short Term and Long Term Incentives.

SHORT TERM INCENTIVE COMPENSATION

     Each Named Executive was eligible for an annual incentive award of up to 120% of the prior year's Base Salary. Such awards for the Named Executives are reported in the Summary Compensation Table and were based on both objective and, to a lesser degree, subjective performance criteria tailored to each individual. Objective criteria included, but were not limited to, achievement of profit objectives, actual versus target annual operating budget performance and actual versus target revenue growth, either as to the Company as a whole or, for those executives responsible for a specific operating unit, as to that executive's particular operating unit.

     Subjective performance criteria encompassed evaluation of each Named Executive's initiative and contribution to overall corporate performance and any special projects that the executive may have undertaken or was assigned.

     Early in 1995 the Compensation Committee reviewed the 1994 performance of each Named Executive in light of both the objective and subjective criteria described above. Although in individual cases, the relative importance of attaining certain goals in determining each Named Executive's annual incentive award was weighted, there was no single weighting which applied to all Named Executives. Furthermore, in conducting these reviews, the Compensation Committee discussed with the Chief Executive Officer the performance of each of the Named Executives.

     With respect to the Chief Executive Officer in 1995, the Compensation Committee placed the greatest weight on certain agreed upon goals relating to the financial performance of the Company, for fiscal year 1994, which directly related to the interests of shareholders. The Compensation Committee also utilized, to a lesser extent, the Chief Executive Officer's achievement of certain subjective performance goals that the Board of Directors, including the members of the Compensation Committee, and the Chief Executive Officer believed would contribute to the Company's long term performance. The Committee continues to be impressed by the ability of Mr. Ryan to achieve short term results while implementing a long term vision for the growth of the Company.

     Accordingly, it is believed that the annual incentive awards paid in 1995 to Mr. Ryan, and the other Named Executives, are consistent with the Peer Group considering both the Company's financial performance and the individuals' respective performances and that in the aggregate the amount of awards fell below the median of the Peer Group.

     Finally, last year the stockholders approved the adoption of the 1995 Senior Officer Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan is designed to permit amounts to be paid thereunder during fiscal year 1996 and thereafter to be excluded from compensation for purposes of determining whether a given Named Executive's annual compensation exceeds the $1,000,000 threshold set forth in Section 162(m) of the Internal Revenue Code of 1986, thereby enhancing the ability of the Company to deduct the full annual amount paid to a Named Executive even though such Named Executive's total compensation may exceed $1,000,000.

LONG TERM INCENTIVE COMPENSATION

     Both the Aon Stock Award Plan and the Aon Stock Option Plan reward executives for long term strategic management and subsequent enhancement of shareholder value by providing the executive with an opportunity to acquire an appropriate ownership interest in the Company.

Aon Stock Award Plan

     Awards under the Aon Stock Award Plan are made based on the Compensation Committee's and the Chief Executive Officer's assessment of an executive's past performance, the Compensation Committee's appraisal of executive's skills and other strengths, and the long term contribution the executive can make to the Company's performance. In addition, in making awards the Compensation Committee takes into consideration awards previously made to an executive, and the number of awards outstanding in the aggregate to all award recipients.

     The Compensation Committee and the Chief Executive Officer believe that the attraction and retention of key individuals is vital to the long term performance of the Company. The Aon Stock Award Plan has become a critical factor in attaining this result. For example, awards are subject to a vesting schedule which is designed to provide award recipients with a significant incentive to continue their service with the Company.

     During fiscal year 1995, grants under the Aon Stock Award Plan were made to two Named Executives as detailed in the Summary Compensation Table, while the following Common Shares became vested pursuant to grants made in years prior to 1995.

                                                                          Shares(1)   Values($)
                                                                          ---------   ---------
Patrick G. Ryan.........................................................      -0-          -0-
Michael A. Conway.......................................................    2,250      101,391
Daniel T. Cox...........................................................    6,750      266,157
Harvey N. Medvin........................................................    6,750      246,000
Raymond I. Skilling.....................................................    3,750      161,484

------------

(1) Includes shares which vested, but receipt of which was deferred pursuant to the Aon Stock Award Plan. During 1995 Mr. Cox so deferred receipt of 6,750 shares and Mr. Medvin deferred receipt of 1,688 shares. Such shares are credited to a bookkeeping account on a dividend reinvested basis. Mr. Cox's and Mr. Medvin's balances as of December 31, 1995 were 6,869 shares and 1,718 shares, respectively.

Aon Stock Option Plan

     In general, options under the Aon Stock Option Plan are granted on a similar criteria to, and for similar purposes as, those for the granting of awards under the Aon Stock Award Plan. For 1995, the Compensation Committee continued its established practice of providing a portion of total compensation in the form of Long Term Incentive Compensation such as grants under the Stock Option Plan. As a result, in 1995, Mr. Ryan was granted options to purchase 50,000 Common Shares with an exercise price equal to the Common Shares market value on the grant date. For more detailed information regarding the options granted to Mr. Ryan refer to the table "Executive Compensation--Option Grants in 1995 Fiscal Year."

     SUBMITTED BY THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

Donald S. Perkins      Daniel T. Carroll     Edgar D. Jannotta
  (Chairman)           Andrew J. McKenna     Peer Pedersen
George A. Schaefer     Arnold R. Weber

                               PERFORMANCE GRAPH

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

                     AON CORPORATION AND PEER GROUP INDICES
                         FISCAL YEARS ENDED DECEMBER 31

      MEASUREMENT PERIOD          AON CORPO-
    (FISCAL YEAR COVERED)           RATION          S&P 500       PEER GROUP
1990                                100.00          100.00          100.00
1991                                118.96          130.47          129.35
1992                                168.13          140.41          158.24
1993                                155.81          154.56          168.71
1994                                160.77          156.60          171.31
1995                                259.63          214.86          245.19

(1) The Peer Group consists of: Alexander & Alexander Services Inc.; American International Group, Inc.; American General Corporation; The Chubb Corporation; General Re Corporation; Marsh & McLennan Companies, Inc.; Travelers, Inc.; Torchmark; Transamerica Corporation; and UNUM Corporation. Assumes that the value of the investment in Aon Common Shares and the Peer Group index was $100 on December 31, 1990, that the $100 invested in the Peer Group Index was allocated pro rata among the Peer Group companies according to their respective market capitalizations, that the value of the Peer Group Index was determined by weighting the contribution of the constituent companies according to their respective market capitalizations as of the beginning of each annual period, and that all dividends were reinvested.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. McKenna, a Director of the Company and a member of the Organization and Compensation Committee of the Company, and Mr. Medvin, the Company's executive vice president, chief financial officer and treasurer, serve on the board of directors of a private company, Schwarz Paper Company. Mr. McKenna is also the chairman, president, chief executive officer and principal stockholder of Schwarz Paper Company.

                          TRANSACTIONS WITH MANAGEMENT

     The Company and one or more of its subsidiaries retained Sidley & Austin, a law firm to which Newton N. Minow is Counsel, and Pedersen & Houpt, P.C., a law firm of which Peer Pedersen is Chairman and Managing Partner, to perform certain legal services during the year 1995 and anticipates that such firms may be retained to perform legal services in 1996. Mr. Ryan has substantial ownership interests in certain automobile dealerships which, during 1995, received commissions of $80,201 from the sale of credit life and credit accident and health insurance written by Company subsidiaries and paid premiums of $100,733 for automobile mechanical repair insurance to Virginia Surety Company, Inc., a subsidiary of the Company. The commissions received and premiums paid by these dealerships were on terms no more favorable than those generally offered to unrelated dealerships. During 1995 corporations and other entities with which Directors are or were associated had insurance or other transactions with the Company and certain of its subsidiaries and affiliates in the ordinary course of business. All of these transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties. None of such insurance or other transactions involved during 1995, or is expected to involve in 1996, payments from or to the Company and its subsidiaries and affiliates for property and services in excess of 5% of the Company's or the other entity's consolidated gross revenues during 1995.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company, following the recommendation of the Audit Committee, has appointed Ernst & Young LLP as the Company's independent auditors for the year 1996. Ernst & Young LLP was first retained as the Company's independent auditors in February 1986. No relationship exists between the firms other than the usual relationship between independent auditors and their clients.

     Although this appointment is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent auditors for the year 1996. In the event a majority of the votes cast at the meeting are not voted in favor of the following resolution, the adverse vote will be considered as a direction to the Board of Directors of the Company to select another auditor for the year 1997. Because of the difficulty and expense of making any substitution of auditors for 1996 following the 1996 Annual Meeting, it is contemplated that the appointment for the year 1996 will be permitted to stand unless the Board finds other good reason for making a change.

     The Board of Directors has proposed that the stockholders adopt the following resolution:

        RESOLVED, that the appointment of Ernst & Young LLP by the Board of Directors as the Company's independent auditors for the year 1996 is hereby ratified.

     The proxies will be voted in favor of the ratification of the appointment unless otherwise specifically indicated thereon.

     The Company anticipates that a representative of Ernst & Young LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to any questions which may be submitted at the meeting.

                         1997 PROPOSALS OF STOCKHOLDERS

     In order to be considered for inclusion in the proxy statement for the regular annual meeting of the stockholders of the Company in the year 1997, stockholder proposals conforming to applicable rules and regulations must be received by the Company not later than November 15, 1996. Such proposals should be sent to the Corporate Secretary of the Company at the address listed on page 1 hereof.

                          AVAILABILITY OF 10-K REPORT

     The Company will file its Annual Report on Form 10-K for the year ended December 31, 1995, with the Securities and Exchange Commission on or before April 1, 1996. A copy of the report, including any financial statements and schedules, and a list describing any exhibits not contained therein, may be obtained without charge by any stockholder. The exhibits are available upon payment of charges which approximate the Company's cost of reproduction of the exhibits. Requests for copies of the report should be sent to the Office of the Corporate Secretary at the address listed on page 1 hereof.

                                 OTHER MATTERS

     Management is not aware of any business to be acted upon at this meeting other than that which is described in this Proxy Statement, but in the event any other business should properly come before the meeting calling for a vote of the stockholders, the proxy holders (as indicated on the accompanying proxy card or cards) will vote the proxies according to their best judgment in the interests of the Company.

     Please exercise your right to vote by completing and signing the enclosed proxy card and returning it promptly in the enclosed envelope. In the event that you attend the meeting, you may revoke your proxy and vote your Shares in person.

                                          Aon Corporation

                                          /s/ ARTHUR F. QUERN
                                          ---------------------------------
                                          Arthur F. Quern
                                          Corporate Secretary

Dated: March 9, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                AON CORPORATION

                                   Notice of
                         Annual Meeting of Stockholders
                              and Proxy Statement

                              FIRST CHICAGO CENTER
                            ONE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS
                          APRIL 19, 1996 AT 10:00 A.M.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             PRINTED IN THE U.S.A.

AON CORPORATION                                   PROXY/VOTING INSTRUCTION CARD
CHICAGO, ILLINOIS
-------------------------------------------------------------------------------

     This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 19, 1996.

The undersigned hereby appoints P.G. Ryan or R.I. Skilling, each with powers of substitution, as proxies for the undersigned to vote all the Common Shares and/or Preferred Shares the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Aon Corporation called to be held at 10:00 A.M., Friday, April 19, 1996, or any adjournment thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions for all shares votable by the undersigned as a participant in the Aon Employee Stock Ownership Plan and held of record by the trustees of the Plan. The trustees intend to cause all undirected and unallocated common shares held under the Plan to be voted in the same proportion as are voted the shares of all participants who have timely delivered voting instructions to the trustees. All voting instructions with respect to shares held of record by the Plan shall be confidential.
Election of Directors

     Nominees: Patrick G. Ryan, Daniel T. Carroll, Franklin A. Cole, Edgar D.
               Jannotta, Joan D. Manley, Andrew J. McKenna, Newton N. Minow, Perry J. Lewis, Peer Pedersen, Donald S. Perkins, John W. Rogers, Jr., George A. Schaefer, Raymond I. Skilling, Fred L. Turner, Arnold R. Weber.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE
BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.



CODE 1996 COMMON                                                     SEE REVERSE
                                                                         SIDE


               PLEASE SIGN AND RETURN YOUR PROXY CARD PROMPTLY

                                   IMPORTANT
                                 THIS IS YOUR
                                  PROXY CARD
                            CAREFULLY FOLD AND TEAR
                               ALONG PERFORATION

   PLEASE RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED

-------------------------------------------------------------------------------

[x] Please mark your                                                 4909
    votes as in this
    example.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1 and 2.

-------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------

1. Election of Directors.               FOR    WITHHELD
                                        [ ]      [ ]

To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of such nominee on line provided below.

_________________________


2. Appointment of Ernst & Young as      FOR     AGAINST     ABSTAIN
   Company's independent auditors.      [ ]       [ ]         [ ]


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


________________________________________
  SIGNATURE                      DATE


________________________________________
  SIGNATURE (IF JOINTLY HELD)    DATE